Exhibit 99.1

Lime Energy Co. Reports Results for

Three and Six Month Period Ended June 30, 2015

WOODBRIDGE, NJ, August 14, 2015—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three-month and six-month periods ended June 30, 2015. “Lime Energy’s ability to deliver cost- effective energy efficient resources and improved customer satisfaction for its utility partners has been rewarded with substantial expansion of its existing programs as well as award of major new programs,” stated Adam Procell, Lime Energy’s President & CEO. “In the second quarter, we delivered on our objectives for revenue growth, gross margin improvement and selling, general and administrative (“SG&A”) expense reduction. With these improvements in place, we are looking to pick up the pace in order to drive a profitable second half.”

Results for the three-month period ended June 30, 2015:

•                  Consolidated revenue from continuing operations increased $18.4 million, or 135.1% to $32.0 million with the inclusion of EnerPath.

•                  Gross profit increased $6.5 million, or 146.3%, to $10.9 million.  The gross profit margin improved from 32.5% to 34.0%.

•                  SG&A expense increased $4.7 million, or 101.8%, to $9.4 million.  With the acquisition of EnerPath, our combined SG&A expenses as a percentage of revenue declined to 29.5% for the second quarter of 2015, as compared to 34.3% for the same period in 2014. SG&A expense for the second quarter includes $95 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $306 thousand in the prior year period

•                  The loss from continuing operations increased $598 thousand, or 261.1%, to $827 thousand.

•                  The loss from discontinued operations increased $213 thousand, or 387.3%, to a loss of $158 thousand, from income of $55 thousand.

•                  The net loss increased $811 thousand, or 466.1%, to $985 thousand.

•                  The basic and diluted loss per share from continuing operations declined $0.07 to $0.12 from $0.19.  The loss per share from discontinued operations increased $0.03 to loss per share of $0.02 from earnings per share of $0.01.  The total net loss per share declined $0.04 to $0.14 from $0.18.  The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits and SEC investigation contributed $0.01 and $0.08 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended June 30, 2015 and 2014.

•                  The adjusted EBITDA increased $1.7 million to $1.7 million from a loss of $6 thousand. Excluding one-time expenses related to the restatement, stockholder lawsuits and SEC investigation, and acquisition costs, the adjusted EBITDA increased $1.7 million, or 564.7% to earnings of $1.9 million from $300 thousand.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Results for the six-month period ended June 30, 2015:

•                  Consolidated revenue from continuing operations increased $24.4 million, or 94.2%, to $50.2 million with the inclusion of EnerPath.

•                  Gross profit increased $8.2 million, or 101.0%, to $16.4 million.  The gross profit margin improved from 31.5% to 32.6%.

•                  SG&A expense increased $5.6 million, or 58.9%, to $15.2 million.  With the acquisition of EnerPath, our combined SG&A expenses as a percentage of revenue declined to 30.3% for the first half of 2015, as compared to 37.0% for 2014. SG&A expense includes $222 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $595 thousand in the prior year period.

•                  The loss from continuing operations increased $1.5 million, or 105.6%, to $2.9 million.

•                  The loss from discontinued operations increased $273 thousand, or 525.0%, to a loss of $221 thousand.

•                  The net loss declined $1.7 million, or 130.1%, to $3.1 million.

•                  The basic and diluted loss per share from continuing operations declined $0.52 to $0.37 from $0.89.  The loss per share from discontinued operations increased $0.03 to a loss per share of $0.02 from earnings per share of $0.01.  The total net loss per share declined $0.49 to $0.39 from $0.88.  The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits and SEC investigation contributed $0.02 and $0.16 to the basic and diluted loss per share from continuing operations and the total net loss per share for the six-month periods ended June 30, 2015 and 2014, respectively.

•                  The adjusted EBITDA loss declined $509 thousand, or 58.4%, to $363 thousand from $872 thousand.  Excluding one-time expenses related to the restatement, stockholder lawsuits and SEC investigation, acquisition costs and loss on the extinguishment of debt, the adjusted EBITDA increased $2.5 million, or 900.0%, to earnings of $2.2 million from a loss of $277 thousand.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  During the second quarter, we implemented the first phase of our integration plan following the acquisition of EnerPath.

•                  We completed our 90 Day Integration Plan which included:

•                  Integration of all employees into the Lime Energy organization and reporting structure.

•                  Combining our technology development teams

•                  Aligning procurement and reporting processes across all utility programs

•                  We implemented a uniform regional operations organization which encompasses all legacy Lime and legacy EnerPath utility programs.

•                  We put in place uniform procurement processes across all utility programs.

•                  We were awarded re-competes or expansions of several key utility programs.

•                  We exceeded sales goals across our utility programs, delivering 110% of anticipated sales.

•                  We moved our headquarters from North Carolina to New Jersey, improving alignment of our executive management team and corporate resources.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands)

	Three Months Ended
	June 30,		Change
	2015	2014	$	%

Revenue	$31,950	$13,590	$18,360	135.1%
Cost of sales	21,078	9,176	11,902	129.7%
Gross profit	10,872	4,414	6,458	146.3%

Selling, general and administrative expenses	9,414	4,666	4,748	101.8%
Acquisition costs	244	—	244	0.0%
Amortization of intangibles	278	—	278	0.0%
Operating income (loss)	936	(252)	1,188	-471.4%

Other (expense) income, net	(1,688)	23	(1,711)	-7439.1%

Loss from continuing operations before income taxes	(752)	(229)	(523)	228.4%

Income tax expense	(75)	—	(75)	0.0%
Loss from continuing operations	(827)	(229)	(598)	261.1%

(Loss) Income from operation of discontinued business	(158)	55	(213)	-387.3%

Net loss	$(985)	$(174)	$(811)	466.1%

Preferred stock dividends	(312)	(486)	174	-35.8%

Net loss available to common stockholders	$(1,297)	$(660)	$(637)	96.5%

Basic and Diluted (loss) earnings Per Common Share From

Continuing operations	$(0.12)	$(0.19)	$0.07	-36.8%
Discontinued operations	(0.02)	0.01	(0.03)	-300.0%
Basic and Diluted Loss Per Common Share	$(0.14)	$(0.18)	0.04	-22.2%

Weighted Average Common Shares Outstanding	9,548	3,730

Adjusted EBITDA	$1,655	$(6)	$1,661	-27683.3%

	Six Months Ended
	June 30,		Change
	2015	2014	$	%

Revenue	$50,249	$25,871	$24,378	94.2%
Cost of sales	33,878	17,727	16,151	91.1%
Gross profit	16,371	8,144	8,227	101.0%

Selling, general and administrative expenses	15,220	9,576	5,644	58.9%
Acquisition costs	937	—	937	0.0%
Amortization of intangibles	309	—	309	0.0%
Operating loss	(95)	(1,432)	1,337	-93.4%

Other (expense) income, net	(3,938)	39	(3,977)	-10197.4%

Loss from continuing operations before income taxes	(4,033)	(1,393)	(2,640)	189.5%

Income tax benefit	1,169	—	1,169	0.0%
Loss from continuing operations	(2,864)	(1,393)	(1,471)	105.6%

(Loss) Income from operation of discontinued business	(221)	52	(273)	-525.0%

Net loss	$(3,085)	$(1,341)	$(1,744)	130.1%

Preferred stock dividends	(620)	(1,953)	1,333	-68.3%

Net loss available to common stockholders	$(3,705)	$(3,294)	$(411)	12.5%

Basic and Diluted (loss) earnings Per Common Share From

Continuing operations	$(0.37)	$(0.89)	$0.52	-58.4%
Discontinued operations	(0.02)	0.01	(0.03)	-300.0%
Basic and Diluted Loss Per Common Share	$(0.39)	$(0.88)	0.49	-55.7%

Weighted Average Common Shares Outstanding	9,526	3,728

Adjusted EBITDA	$(363)	$(872)	$509	-58.4%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, in this press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net loss	$(985)	$(174)	$(3,085)	$(1,341)

Interest expense, net	408	(23)	433	(39)
Depreciation & amortization	499	181	707	369
Provision for income tax (benefit)	75	—	(1,169)	—
EBITDA	(3)	(16)	(3,114)	(1,011)

Share based compensation	220	65	445	191
Loss from change in derivative liability	1,280		2,085
(Income) Loss from operation of discontinued business	158	(55)	221	(52)

Adjusted EBITDA	$1,655	$(6)	$(363)	$(872)

Costs related to restatement activities and defense of stockholder lawsuits	95	306	222	595
Acquisition costs	244	—	937	—
Extinguishment of debt	—		1,420
One-time costs	339	306	2,579	595

Adjusted EBITDA excluding one-time cost	$1,994	$300	$2,216	$(277)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for utilities’ small business customers, Lime designs and implements direct install programs for its utility clients which have consistently exceeded program savings goals.  Its award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month and six-month periods ended June 30, 2015, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The Company will hold a conference call with investors today, August 14, 2015, at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-866 430-2032 and entering passcode 93837605. International callers can dial 1-704-908-0415 and use the same passcode.

The live call or a recording can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com/investors/.

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Colleen Brennan

(704) 892-4442

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.